Exhibit 99.1

FOR IMMEDIATE RELEASE:

CONTACT:
Lu Ann Klevecz
Corporate Communications
757-463-2265

RESOURCE BANKSHARES CONFERENCE

PRESENTATION TO BE WEBCAST

Virginia Beach, VA – May 19, 2003. Resource Bankshares Corporation (NASDAQ:RBKV) will participate in the Wall Street Transcript Banking Conference in New York City on Tuesday, May 20, 2003. Lawrence N. Smith, CEO and T.A. Grell, Jr., President, will speak at 9:50 a.m. to investors and securities analysts in attendance.

The presentation will be available to the public through a simultaneous webcast that can be accessed from the Company’s website at www.resourcebankshares.com. Following the live presentation, the webcast will be available through the website for approximately 60 days.

Resource Bankshares Corporation (Nasdaq: RBKV) is the parent holding company of Resource Bank, a regional commercial bank with branches in Virginia Beach, Chesapeake, Newport News, Richmond and Northern Virginia, and additional mortgage loan offices in North Carolina, Maryland and Florida. Visit our investor relations web site at www.resourcebankshares.com for a detailed overview of activities, financial information, and historical stock price data, and to register for email notification of company news, events, and stock activity.

3720 Virginia Beach Blvd. • Virginia Beach, Virginia 23452 • 757-463-2265 • Fax 757-431-2441 • www.resourcebankshares.com